Exhibit 99

Contacts: Media Scott Sayres (480) 257-8921 scott.sayres@honeywell.com	Investor Relations Mark Macaluso (973) 455-2222 mark.macaluso@honeywell.com

HONEYWELL BEATS GUIDANCE AND DELIVERS 8% REPORTED SALES
GROWTH AND 29% OPERATING CASH FLOW GROWTH;

RAISES HIGH END OF 2018 EARNINGS GUIDANCE1 BY 10 CENTS

•	Reported Earnings per Share of $1.68; EPS[2] of $2.12 (Excl. Separation Costs and Other Items), Up 18%
•	Organic Sales Up 6% Driven by Widespread Growth Across the Business
•	Free Cash Flow (Excl. Separation Cost Impacts) Up 42%, Conversion[3] 108%
•	Also Raising Full-Year Sales, Segment Margin, and Free Cash Flow[4] Guidance

MORRIS PLAINS, N.J., July 20, 2018 -- Honeywell (NYSE: HON) today announced financial results for the second quarter of 2018 and raised its full-year sales, segment margin, earnings per share1, and free cash flow4 guidance.

“Honeywell delivered another outstanding quarter with continued top-line growth, strong margin expansion, and double-digit earnings per share and free cash flow growth. Organic sales grew 6 percent, driven by continued strength in Aerospace; demand for Intelligrated warehouse automation solutions; and growth in residential thermal solutions, thermostats and ADI global distribution in our Homes business. We also saw continued robust short-cycle demand for our process automation solutions. The increased volumes, combined with our operational excellence initiatives, drove 60 basis points of segment margin expansion, above the high end of the guidance we provided in April. Our operational performance resulted in earnings per share2 (excluding separation costs and other items) of $2.12, up 18 percent, exceeding the high end of our guidance range,” said Darius Adamczyk, Chairman and Chief Executive Officer of Honeywell. “We generated approximately $1.7 billion of free cash flow (excluding separation costs) in the quarter, up 42 percent, with conversion3 of 108 percent, and we continued to put our strong balance sheet to work by repurchasing about $800 million in Honeywell shares in the second quarter. In the first half of the year, we repurchased approximately $1.7 billion in Honeywell shares.

1 EPS guidance excludes pension mark-to-market, separation costs related to the spin-offs of the Homes and Transportation Systems businesses, and adjustments to the 4Q17 U.S. tax legislation charge. We do not publish forward-looking EPS guidance on a GAAP basis as management cannot reliably predict or estimate, without unreasonable effort, pension mark-to-market expense as it is dependent on macroeconomic factors, such as changing interest rates and the return generated on invested pension plan assets, separation costs given the inherent uncertainty of any such estimates, and any adjustments to the 4Q17 U.S. tax legislation charge as the amounts are provisional and subject to change.

2 EPS excludes separation costs related to the spin-offs and adjustments to the 4Q17 U.S. tax legislation charge.

3 Free cash flow conversion excludes impacts from separation costs related to the spin-offs and adjustments to the 4Q17 U.S. tax legislation charge.

4 Free cash flow guidance excludes impacts from separation costs related to the spin-offs.

-  MORE  -

Honeywell Q2’18 Results - 2

“Given our strong second-quarter performance and confident outlook, we are raising our 2018 guidance. For the full year, we now expect organic sales growth to be 5 to 6 percent, segment margin expansion to be 40 to 60 basis points, earnings per share1 to be $8.05 to $8.15, and free cash flow4 to be $5.6 to $6.2 billion,” Adamczyk said.

“Our software and Connected offerings continue to gain traction. Across our segments, Connected software sales have grown double-digits year-to-date. The portfolio transformation activities we announced last year are nearly complete, with the spin of our Transportation Systems business, Garrett, expected to be complete by the end of the third quarter, and the spin of our Homes business on track for completion by the end of the year. Our long-cycle orders and backlog grew 11 and 14 percent respectively, which positions us well for the rest of 2018 and into 2019. We are committed to delivering outstanding returns for our shareowners over the long term,” Adamczyk concluded.

A summary of the Company’s full-year guidance changes can be found in Table 1.

Honeywell will discuss the results during an investor conference call today starting at 9:30 a.m. Eastern Daylight Time.

Second Quarter Performance

Honeywell sales for the second quarter were up 8 percent on a reported basis and up 6 percent on an organic basis. The difference between reported and organic sales relates to the impact of foreign currency translation. The second-quarter financial results can be found in Tables 2 and 3.

Aerospace sales for the second quarter were up 8 percent on an organic basis driven by growth in business aviation OE, demand in the commercial aftermarket, strength in U.S. and international defense, and demand for light vehicle gas and commercial vehicle turbochargers in Transportation Systems. Segment margin expanded 30 basis points to 22.6 percent, primarily driven by volume, commercial excellence, and lower customer incentives, partially offset by higher volumes of lower-margin OE shipments.

Home and Building Technologies sales for the second quarter were up 3 percent on an organic basis driven by continued strength in residential thermal products and thermostats, commercial fire and software, as well as global growth in the ADI distribution business. Segment margin expanded 60 basis points to 16.8 percent, primarily driven by commercial excellence, the benefits from previously funded and executed restructuring, and higher sales volumes.

Performance Materials and Technologies sales for the second quarter were up 3 percent on an organic basis driven by strong backlog conversion and short-cycle demand in Process Solutions, catalyst and engineering growth in UOP, and continued demand for Solstice® low global warming materials. Segment margin expanded 50 basis points to 22.1 percent, primarily driven by commercial excellence, benefits from previously funded and executed restructuring, and higher volumes, partially offset by inflation.

Safety and Productivity Solutions sales for the second quarter were up 11 percent on an organic basis driven by continued double-digit sales growth in Intelligrated, strong demand for new Mobility products, and higher volumes in Sensing and IoT. Segment margin expanded 150 basis points to 16.5 percent, primarily driven by higher sales volumes and commercial excellence.

-  MORE  -

Honeywell Q2’18 Results - 3

To participate on the conference call, please dial (866) 548-4713 (domestic) or (323) 794-2093 (international) approximately ten minutes before the 9:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s second quarter 2018 earnings call or provide the conference code HON2Q18. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 1:30 p.m. EDT, July 20, until 1:30 p.m. EDT, July 27, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 5576508.

TABLE 1: FULL-YEAR 2018 GUIDANCE5

	Previous Guidance	Current Guidance
Sales	$42.7B - $43.5B	$43.1B - $43.6B
Organic Growth	3% - 5%	5% - 6%
Segment Margin	19.3% - 19.6%	19.4% - 19.6%
Expansion	Up 30 - 60 bps	Up 40 - 60 bps
Earnings Per Share	$7.85 - $8.05	$8.05 - $8.15
Earnings Growth	10% - 13%	13% - 15%
Free Cash Flow	$5.3B - $5.9B	$5.6B - $6.2B
Growth	7% - 20%	13% - 26%

TABLE 2: SUMMARY OF FINANCIAL RESULTS – TOTAL HONEYWELL

	2Q 2017	2Q 2018	Change
Sales	10,078	10,919	8%
Organic			6%
Segment Margin	19.0%	19.6%	60 bps
Operating Income Margin	15.9%	16.3%	40 bps
Earnings Per Share
Reported	$1.80	$1.68	(7%)
Excluding Separation Costs of $346M and $12M Adjustment to the 4Q17 U.S. Tax Legislation Charge	$1.80	$2.12	18%
Cash Flow from Operations	1,447	1,861	29%
Free Cash Flow (Excluding Separation Cost Impacts of $67M)	1,214	1,729	42%

5 Guidance for EPS and EPS V% excludes pension mark-to-market, separation costs related to the spin-offs of the Homes and Transportation Systems businesses, the 4Q17 U.S. tax legislation charge and adjustments to such charge; guidance for free cash flow and free cash flow V% excludes impacts from separation costs related to the spin-offs.

-  MORE  -

Honeywell Q2’18 Results - 4

TABLE 3: SUMMARY OF FINANCIAL RESULTS – SEGMENTS

AEROSPACE	2Q 2017	2Q 2018	Change
Sales	3,674	4,058	10%
Organic			8%
Segment Profit	819	918	12%
Segment Margin	22.3%	22.6%	30 bps

HOME AND BUILDING TECHNOLOGIES

Sales	2,414	2,546	5%
Organic			3%
Segment Profit	391	427	9%
Segment Margin	16.2%	16.8%	60 bps

PERFORMANCE MATERIALS AND TECHNOLOGIES
Sales	2,561	2,698	5%
Organic			3%
Segment Profit	553	597	8%
Segment Margin	21.6%	22.1%	50 bps

SAFETY AND PRODUCTIVITY SOLUTIONS
Sales	1,429	1,617	13%
Organic			11%
Segment Profit	214	267	25%
Segment Margin	15.0%	16.5%	150 bps

Honeywell (www.honeywell.com) is a Fortune 100 software-industrial company that delivers industry specific solutions that include aerospace and automotive products and services; control technologies for buildings, homes, and industry; and performance materials globally. Our technologies help everything from aircraft, cars, homes and buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices, as well as the ability to effect the separations. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements, including with respect to any changes in or abandonment of the proposed separations. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows: segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix; segment margin, on an overall Honeywell basis, which we define as segment profit divided by sales; organic sales growth, which we define as sales growth less the impacts from foreign currency translation, acquisitions and divestitures for the first 12 months following transaction date, and impacts from adoption of the new accounting guidance on revenue from contracts with customers that arise solely due to non-comparable accounting treatment of contracts existing in the prior period; free cash flow, which we define as cash flow from operations less capital expenditures and which we adjust to exclude the impact of separation costs related to the spin-offs of the Homes and Transportation Systems businesses, if and as noted in the release; free cash flow conversion, which we define as free cash flow divided by net income attributable to Honeywell,

-  MORE  -

Honeywell Q2’18 Results - 5

excluding pension mark-to-market expenses, separation costs related to the spin-offs, the 4Q17 U.S. tax legislation charge, and adjustments to such charge, if and as noted in the release; and earnings per share, which we adjust to exclude pension mark-to-market expenses, as well as for other components, such as separation costs related to the spin-offs, the 4Q17 U.S. tax legislation charge, and adjustments to such charge, if and as noted in the release. Other than references to reported earnings per share, all references to earnings per share in this release are so adjusted. The respective tax rates applied when adjusting earnings per share for these items are identified in the release or in the reconciliations presented in the Appendix. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

# # #

Honeywell Q2’18 Results - 6

Honeywell International Inc.

Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Product sales	$8,703	$8,079	$16,937	$15,619
Service sales	2,216	1,999	4,374	3,951
Net sales	10,919	10,078	21,311	19,570

Costs, expenses and other
Cost of products sold (A)	6,202	5,807	12,107	11,188
Cost of services sold (A)	1,411	1,217	2,699	2,365
	7,613	7,024	14,806	13,553
Selling, general and administrative expenses (A)	1,528	1,456	3,003	2,878
Other (income) expense	(316)	(259)	(584)	(517)
Interest and other financial charges	95	79	178	154
	8,920	8,300	17,403	16,068

Income before taxes	1,999	1,778	3,908	3,502
Tax expense	719	378	1,177	770

Net income	1,280	1,400	2,731	2,732

Less: Net income attributable to the noncontrolling interest	13	8	26	14

Net income attributable to Honeywell	$1,267	$1,392	$2,705	$2,718

Earnings per share of common stock - basic	$1.70	$1.82	$3.62	$3.56

Earnings per share of common stock - assuming dilution	$1.68	$1.80	$3.57	$3.51

Weighted average number of shares outstanding - basic	745.5	764.2	748.0	763.6

Weighted average number of shares outstanding - assuming dilution	755.0	774.0	758.0	774.0

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, the service cost component of pension and other postretirement (income) expense, and stock compensation expense.

Honeywell Q2’18 Results - 7

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Net Sales	2018	2017	2018	2017

Aerospace	$4,058	$3,674	$8,035	$7,220

Home and Building Technologies	2,546	2,414	4,979	4,683

Performance Materials and Technologies	2,698	2,561	5,232	4,914

Safety and Productivity Solutions	1,617	1,429	3,065	2,753

Total	$10,919	$10,078	$21,311	$19,570

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended June 30,		Six Months Ended June 30,
Segment Profit	2018	2017	2018	2017

Aerospace	$918	$819	$1,811	$1,615

Home and Building Technologies	427	391	843	768

Performance Materials and Technologies	597	553	1,116	1,036

Safety and Productivity Solutions	267	214	498	408

Corporate	(64)	(67)	(128)	(128)

Total segment profit	2,145	1,910	4,140	3,699

Interest and other financial charges	(95)	(79)	(178)	(154)
Stock compensation expense (A)	(38)	(44)	(90)	(94)
Pension ongoing income (B)	250	184	498	363
Other postretirement income (B)	6	6	12	10
Repositioning and other charges (C,D)	(265)	(224)	(458)	(353)
Other (E)	(4)	25	(16)	31

Income before taxes	$1,999	$1,778	$3,908	$3,502

(A)	Amounts included in Selling, general and administrative expenses.
(B)	Amounts included in Cost of products and services sold and Selling, general and administrative expenses (service costs) and Other income/expense (non-service cost components).
(C)	Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other income/expense.
(D)	Includes repositioning, asbestos, and environmental expenses.
(E)	Amounts include the other components of Other income/expense not included within other categories in this reconciliation. Equity income (loss) of affiliated companies is included in segment profit.

Honeywell Q2’18 Results - 8

Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$8,082	$7,059
Short-term investments	1,768	3,758
Accounts receivable - net	8,600	8,866
Inventories	4,792	4,613
Other current assets	1,537	1,706
Total current assets	24,779	26,002

Investments and long-term receivables	897	667
Property, plant and equipment - net	5,968	5,926
Goodwill	18,137	18,277
Other intangible assets - net	4,261	4,496
Insurance recoveries for asbestos related liabilities	409	411
Deferred income taxes	355	236
Other assets	5,054	3,372
Total assets	$59,860	$59,387

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$6,808	$6,584
Commercial paper and other short-term borrowings	4,447	3,958
Current maturities of long-term debt	133	1,351
Accrued liabilities	6,630	6,968
Total current liabilities	18,018	18,861

Long-term debt	12,504	12,573
Deferred income taxes	2,751	2,894
Postretirement benefit obligations other than pensions	497	512
Asbestos related liabilities	1,178	1,173
Other liabilities	7,134	5,930
Redeemable noncontrolling interest	5	5
Shareowners’ equity	17,773	17,439
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$59,860	$59,387

Honeywell Q2’18 Results - 9

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$1,280	$1,400	$2,731	$2,732
Less: Net income attributable to the noncontrolling interest	13	8	26	14
Net income attributable to Honeywell	1,267	1,392	2,705	2,718
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	193	184	372	354
Amortization	95	92	204	193
Repositioning and other charges	265	224	458	353
Net payments for repositioning and other charges	(187)	(127)	(328)	(264)
Pension and other postretirement income	(256)	(190)	(510)	(373)
Pension and other postretirement benefit payments	(8)	(23)	(44)	(47)
Stock compensation expense	38	44	90	94
Deferred income taxes	68	(50)	114	(92)
Other	76	(22)	78	(8)
Accounts receivable	158	(299)	97	(276)
Inventories	(26)	(12)	(189)	(298)
Other current assets	217	22	174	(3)
Accounts payable	167	199	224	314
Accrued liabilities	(206)	13	(448)	(278)
Net cash provided by operating activities	1,861	1,447	2,997	2,387

Cash flows from investing activities:
Expenditures for property, plant and equipment	(199)	(233)	(339)	(401)
Proceeds from disposals of property, plant and equipment	1	1	3	25
Increase in investments	(1,204)	(1,073)	(1,787)	(2,329)
Decrease in investments	1,670	1,016	3,508	1,841
Cash paid for acquisitions, net of cash acquired	-	(15)	-	(15)
Other	343	(84)	220	(113)
Net cash provided by (used for) investing activities	611	(388)	1,605	(992)

Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	6,073	2,568	12,749	5,036
Payments of commercial paper and other short-term borrowings	(6,823)	(2,368)	(12,152)	(4,835)
Proceeds from issuance of common stock	67	155	127	376
Proceeds from issuance of long-term debt	2	5	5	16
Payments of long-term debt	(31)	(25)	(1,277)	(30)
Repurchases of common stock	(764)	(682)	(1,704)	(992)
Cash dividends paid	(560)	(546)	(1,116)	(1,049)
Other	(2)	(72)	(118)	(105)
Net cash used for by financing activities	(2,038)	(965)	(3,486)	(1,583)

Effect of foreign exchange rate changes on cash and cash equivalents	(249)	73	(93)	222
Net increase in cash and cash equivalents	185	167	1,023	34
Cash and cash equivalents at beginning of period	7,897	7,710	7,059	7,843
Cash and cash equivalents at end of period	$8,082	$7,877	$8,082	$7,877

Honeywell Q2’18 Results - 10

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Segment Profit	$2,145	$1,910	$4,140	$3,699

Stock compensation expense (A)	(38)	(44)	(90)	(94)
Repositioning and other (B,C)	(278)	(209)	(441)	(344)
Pension and other postretirement service costs (C)	(51)	(59)	(107)	(122)
Operating Income	$1,778	$1,598	$3,502	$3,139

Segment Profit	$2,145	$1,910	$4,140	$3,699
÷ Net Sales	$10,919	$10,078	$21,311	$19,570
Segment Profit Margin %	19.6%	19.0%	19.4%	18.9%

Operating Income	$1,778	$1,598	$3,502	$3,139
÷ Net Sales	$10,919	$10,078	$21,311	$19,570
Operating Income Margin %	16.3%	15.9%	16.4%	16.0%

(A)	Included in Selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.
(C)	Included in Cost of products and services sold, Selling, general and administrative expenses and Other income/expense.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit, on an overall Honeywell basis, to operating income has not been provided for all forward-looking measures of segment profit and segment margin included herewithin. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of segment profit to operating income will be included within future filings.

Honeywell Q2’18 Results - 11

Honeywell International Inc.

Reconciliation of Organic Sales % Change (Unaudited)

Three Months Ended
June 30, 2018
Honeywell
Reported sales % change	8%
Less: Foreign currency translation	2%
Less: Acquisitions, divestitures and other, net	-
Organic sales % change	6%

Aerospace
Reported sales % change	10%
Less: Foreign currency translation	1%
Less: Acquisitions, divestitures and other, net	1%
Organic sales % change	8%

Home and Building Technologies
Reported sales % change	5%
Less: Foreign currency translation	2%
Less: Acquisitions, divestitures and other, net	-
Organic sales % change	3%

Performance Materials and Technologies
Reported sales % change	5%
Less: Foreign currency translation	2%
Less: Acquisitions, divestitures and other, net	-
Organic sales % change	3%

Safety and Productivity Solutions
Reported sales % change	13%
Less: Foreign currency translation	2%
Less: Acquisitions, divestitures and other, net	-
Organic sales % change	11%

We define organic sales percent as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation, acquisitions, net of divestitures, and non-comparable impacts from adoption of the new revenue recognition standard. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for forward-looking measures of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.

Honeywell Q2’18 Results - 12

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow, Excluding Separation Cost Payments and Calculation of Free Cash Flow Conversion, Excluding Separation Costs and Adjustments to 4Q17 U.S. Tax Legislation Charge (Unaudited)

(Dollars in millions)

	Three Months Ended	Three Months Ended
	June 30, 2018	June 30, 2017

Cash provided by operating activities	$1,861	$1,447
Expenditures for property, plant and equipment	(199)	(233)
Free cash flow	1,662	1,214
Separation cost payments	67	-
Free cash flow, excluding separation cost payments	$1,729	$1,214

Net income attributable to Honeywell	$1,267	$1,392
Separation costs, net of tax	346	-
Adjustments to 4Q17 U.S tax legislation charge	(12)	-

Net income attributable to Honeywell, excluding separation costs and adjustments to 4Q17 U.S. tax legislation charge	$1,601	$1,392

Cash provided by operating activities	$1,861	$1,447
÷ Net income attributable to Honeywell	$1,267	$1,392
Operating cash flow conversion	147%	104%

Free cash flow, excluding separation cost payments	$1,729	$1,214

÷ Net income attributable to Honeywell, excluding separation costs and adjustments to 4Q17 U.S. tax legislation charge	$1,601	$1,392
Free cash flow conversion %, excluding separation costs and adjustments to 4Q17 U.S tax legislation charge	108%	87%

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Honeywell Q2’18 Results - 13

Honeywell International Inc.

Reconciliation of Earnings per Share to Earnings per Share, Excluding Separation Costs and Adjustments to 4Q17 U.S. Tax Legislation Charge (Unaudited)

	Three Months Ended
	June 30,
	2018	2017
Earnings per share of common stock - assuming dilution (1)	$1.68	$1.80
Separation costs (2)	0.46	-
Adjustments to 4Q17 U.S. tax legislation charge	(0.02)	-
Earnings per share of common stock - assuming dilution, excluding separation costs and adjustments to 4Q17 U.S. tax legislation charge	$2.12	$1.80

(1) For the three months ended June 30, 2018 and 2017, utilizes weighted average shares of approximately 755 million and 774 million.

(2) Separation costs of $354 million ($346 million net of tax) includes $291 million of tax costs we incurred in the restructuring of the ownership of various legal entities in anticipation of the spin-off transactions (“frictional tax costs”) and $63 million ($55 million net of tax) of other separation costs.

We believe earnings per share, excluding separation costs and adjustments to 4Q17 U.S. tax legislation charge is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q2’18 Results - 14

Honeywell International Inc.

Reconciliation of Earnings per Share to Earnings per Share at 24% Effective Tax Rate, Excluding Separation Costs and Adjustments to 4Q17 U.S. Tax Legislation Charge (Unaudited)

Three Months Ended
June 30, 2018
Earnings per share of common stock - assuming dilution (1)	$1.68
Separation costs (2)	0.46
Adjustments to 4Q17 U.S. tax legislation charge	(0.02)
Earnings per share of common stock - assuming dilution, excluding separation costs and adjustments to 4Q17 U.S. tax legislation charge	2.12
Income tax impact at 24% effective tax rate (3)	(0.06)
Earnings per share of common stock - assuming dilution at 24% effective tax rate, excluding separation costs and adjustments to 4Q17 U.S. tax legislation charge	$2.06

(1) Utilizes weighted average shares of approximately 755 million.

(2) Separation costs of $354 million ($346 million net of tax) includes $291 million of frictional tax costs and $63 million ($55 million net of tax) of other separation costs.

(3) Income tax impact at 24% effective tax rate, approximately $47 million, is provided to align our effective tax rate with previously issued guidance.

We believe earnings per share at 24% effective tax rate excluding separation costs and adjustments to 4Q17 U.S. tax legislation charge is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q2’18 Results - 15

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

Twelve Months Ended
December 31, 2017

Segment Profit	$7,690

Stock compensation expense (A)	(176)
Repositioning and other (B,C)	(1,010)
Pension and other postretirement service costs (C)	(247)
Operating Income	$6,257

Segment Profit	$7,690
÷ Net Sales	$40,534
Segment Profit Margin %	19.0%

Operating Income	$6,257
÷ Net Sales	$40,534
Operating Income Margin %	15.4%

(A) Included in Selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

(C) Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit, on an overall Honeywell basis, to operating income has not been provided for all forward-looking measures of segment profit and segment margin included herewithin. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit, particularly pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of segment profit to operating income will be included within future filings.

Honeywell Q2’18 Results - 16

Honeywell International Inc.

Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market Expense, Separation Costs and Adjustments to 4Q17 U.S. Tax Legislation Charge (Unaudited)

	Twelve Months Ended December 31, 2017 (1)	Twelve Months Ended December 31, 2018

Earnings per share of common stock - assuming dilution (EPS)	$2.14	TBD
Pension mark-to-market expense	0.09	TBD
Separation costs	0.02	TBD
Adjustments to 4Q17 U.S. tax legislation charge	4.86	TBD

EPS, excluding pension mark-to-market expense, separation costs, and adjustments to 4Q17 U.S. tax legislation charge	$7.11	$8.05 - $8.15

(1) Utilizes weighted average shares of approximately 772.1 million for full year. Pension mark-to-market expense uses a blended tax rate of 23%.

We believe earnings per share, excluding pension mark-to-market expense, separation costs and adjustments to 4Q17 U.S. tax legislation charge is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward looking information, management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets, the separation costs given the inherent uncertainty in the estimates, and any adjustments to the 4Q17 U.S. tax legislation charge as the amounts are provisional. We therefore do not include an estimate for the pension mark-to-market expense, separation costs, or adjustments to 4Q17 U.S. tax legislation charge in this reconciliation. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change.

Honeywell Q2’18 Results - 17

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow, Excluding Separation Cost Payments (Unaudited)

	Twelve Months Ended December 31, 2017 ($M)	Twelve Months Ended December 31, 2018 ($B)

Cash provided by operating activities	$5,966	TBD
Expenditures for property, plant and equipment	(1,031)	~(0.9)
Free cash flow	4,935	TBD
Separation cost payments	—	TBD
Free cash flow, excluding separation cost payments	$4,935	~$5.6 - $6.2

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity. For forward looking information, management cannot reliably predict or estimate, without unreasonable effort, the separation cost payments given the inherent uncertainty of the estimates. We therefore do not include an estimate for the separation cost payments in this reconciliation.